EXHIBIT 10.14
January 27, 2006
California Public Employees’ Retirement System
Lincoln Plaza
400 P Street, Suite 3492
Sacramento, California 95814
Attention: Leon Shahinian

Re:	Amendment to Subscription Agreement
Dear Mr. Shahinian:
     Reference is hereby made to the Subscription Agreement, dated as of January 18, 2000, between Thomas Weisel Partners Group LLC, a Delaware limited liability company (together with its successor by merger, the “Company”), and California Public Employees’ Retirement System (“CalPERS”), as amended as of December 15, 2000, June 15, 2001 and November 14, 2001 (as amended hereby (the “Subscription Agreement”). Capitalized terms used herein but not specifically defined shall have the same meanings ascribed to them in the Subscription Agreement.
     WHEREAS, the Company is a party to that certain Plan of Reorganization and Merger Agreement Relating to Thomas Weisel Partners Group LLC, dated as of October 14, 2005, pursuant to which the Company will merge with and into Thomas Weisel Partners Group, Inc. (the “Merger”);
WHEREAS, CalPERS has provided its Consent, dated October 13, 2005, to the Merger; and
     WHEREAS, in connection with the Merger and the Qualifying IPO as defined therein, the parties wish to amend certain terms of the Subscription Agreement.
     In consideration of the premises and the agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and CalPERS agree as follows:
1.	The definition of “Separation Event” is amended to read as follows:

“Separation Event” shall be deemed to occur if Thomas Weisel ceases to be actively involved in the operations of the Company.

2.	The first sentence of Section 2.2(a) is amended to read as follows:

From and after October 13, 2005 until the earliest to occur of (i) October 12, 2007 or (ii) a Separation Event, CalPERS will make capital commitments to each new alternative investment fund sponsored by the Company (an “Alternate Fund”), and the Company shall cause such capital commitments to be accepted, subject to the following and the other provisions of this Section 2.2:.

3.	Section 2.2(a)(vii) is amended to read as follows:

There shall not have occurred and be continuing a default under any of the senior notes issued to CalPERS in connection with the Merger.

4.	Section 2.2(b) is deleted in its entirety.

5.	Section 2.2(c) is amended to read as follows:

The amount of the capital commitment to any Alternate Fund in accordance paragraph 1 above shall be the lesser of (x) 25% of the aggregate commitments received from all investors in such Alternate Fund and (y) $100,000,000; provided that all commitments required to be made by CalPERS and required to be caused to be accepted by the Company pursuant to Section 2.2(a) shall not exceed $100,000,000 in the aggregate.

6.	Section 2.2(f) is deleted in its entirety.

7.	Section 2.3 is deleted in its entirety.

8.	If the Merger occurs, this agreement shall be deemed to be effective as of October 13, 2005. If the Merger is terminated for any reason, including the withdrawal CalPERS’ consent to the Merger, or the events described in Section 4.2(c) of the Merger Agreement occur, this agreement shall be null and void and of no force or effect.

9.	This agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of the conflicts of laws thereof.

10.	Neither this agreement nor any provision hereof may be modified or waived except by an instrument in writing signed by the party against whom any modification or waiver is asserted. This agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

11.	This agreement may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.
* * *

     Please confirm your acceptance of the provisions of this letter agreement by returning a signed copy hereof.

Very truly yours,

THOMAS WEISEL PARTNERS GROUP LLC

		By:	/s/ Jack Helfand

Name: Jack Helfand
Title: General Counsel Private Equity

Accepted and effective as of the date set forth above:

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Leon Shahinian

Name: Leon Shahinian
Title: